UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 3, 2016

MERITAGE FUTURES FUND L.P.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Delaware	000-53113	20-8529352
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

c/o Ceres Managed Futures LLC

522 Fifth Avenue

New York, New York 10036

(Address and Zip Code of principal executive offices)

Registrant’s telephone number, including area code: (855) 672-4468

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Placement Agent Agreement

Effective March 3, 2016, Meritage Futures Fund L.P. (the “Registrant”) entered into an Amended and Restated Alternative Investment Selling Agent Agreement (the “Selling Agreement”), by and among the Registrant, Ceres Managed Futures LLC, a Delaware limited liability company (the “General Partner”), and Morgan Stanley Smith Barney LLC, a Delaware limited liability company, currently doing business as Morgan Stanley Wealth Management (“MSSB” or “Placement Agent”), which amends the Alternative Investment Placement Agent Agreement, dated as of October 1, 2014, as amended.

The Selling Agreement has been amended to authorize MSSB, in its capacity as an investment advisor, to provide advisory services to certain limited partners that may invest in the Registrant. MSSB will continue to serve as Placement Agent to the Registrant.

There have been no changes to the fee or termination provisions of the Selling Agreement.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are filed as part of this report:

Exhibit Number	Description

10.1	Amended and Restated Alternative Investment Selling Agent Agreement, by and among the Registrant, the General Partner and MSSB, dated March 3, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MERITAGE FUTURES FUND L.P.

By:	Ceres Managed Futures LLC,
General Partner

By:	/s/ Patrick T. Egan
Patrick T. Egan
President and Director

Date: March 8, 2016

3